2024 BRINGS GROWING PAINS TO OUR INDUSTRY In 2022 and 2023, the robust demand for soybean oil from renewable fuel markets propelled soybean processing margins to very high levels. In 2024, processing margins set back as the industry experienced a number of challenges, which can best be described as growing pains. Early in 2024, renewable fuel margins fell as the overproduction of renewable diesel and biodiesel caused a sharp drop in margins and a corresponding reduction in demand for soybean oil. Additionally, imports of used cooking oil surged to record levels, displacing soybean oil. Later in the year, a lack of guidance from the Federal Government on the proposed rule changes contained in the 45Z program left biofuel producers uncertain about how to proceed and unwilling to purchase soybean oil feedstocks given the lack of clarity around the tax credit. All of this took place in the face of new soybean processing capacity coming online, pushing more soybean meal and oil into the marketplace. As we look into 2025, the markets appear to be adjusting to the challenges of 2024. Soybean meal and oil exports are tracking at a record pace, and an ample supply of soybeans from last year’s crop has SDSP well positioned for the first half of the year. While we are still dealing with the uncertainties of 45Z, there is a strong desire to increase renewable fuel volume obligations and to address the imports of used cooking oil. I am confident we can navigate through these growing pains and continue to provide value and strong returns for many years to come. Tom soybean p r o c e s s o r s S O U T H D A K O T A Winter 2025 Newsletter Volume 20, Issue 1 www.sdsbp.com ARTICLES: 1 2024 BRINGS GROWING PAINS TO OUR INDUSTRY 2 UNAUDITED FINANCIAL STATEMENTS 3 HPP PROJECT UPDATE 4 EXPLORING USDA GRANT FOR SUSTAINABLE AGRICULTURE AND CLIMATE-SMART COMMODITIES - 1 - Tom Kersting, CEO

UNAUDITED FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheet
December 31, 2024

ASSETS	
CURRENT ASSETS	
Cash And Cash Equivalents	$39,594,084
Trade Accounts Receivable	29,771,609
Inventories	45,078,676
Commodity Derivative Instruments	9,600,761
Prepaid Expenses	2,976,524
Total Current Assets	**127,021,654**
PROPERTY AND EQUIPMENT	435,335,629
Less Accumulated Depreciation	(75,554,375)
Total Property And Equipment, Net	**359,781,254**
OTHER ASSETS	
Investments	18,605,021
Right-Of-Use Lease Asset, Net	35,829,689
Other Assets	656,000
Total Other Assets	**55,090,710**
TOTAL ASSETS	**$541,893,618**

LIABILITIES AND MEMBERS' EQUITY	
CURRENT LIABILITIES	
Excess Outstanding Checks over Bank Balance	$12,972,629
Current Maturities Of Long-Term Debt	9,000,000
Note Payable - Seasonal Loan	-
Current Operating Lease Liabilities	3,512,822
Accounts Payable	3,979,895
Accrued Commodity Purchases	54,412,561
Commodity Derivative Instruments	3,500,672
Other Current Liabilities	15,148,191
Total Current Liabilities	**102,526,770**
LONG TERM LIABILITIES	
Long-Term Debt, Net Of Current Maturities	57,673,180
Long-Term Operating Lease Liabilities	29,881,151
Other Long-Term Liabilities	15,855,793
Total Long-Term Liabilities	**103,410,124**
MEMBERS' EQUITY	
Members' Equity	178,279,321
Non-Controlling Interests In Consolidated Entities	157,677,403
Total Members' Equity	**335,956,724**
TOTAL LIABILITIES AND MEMBERS' EQUITY	**$541,893,618**

Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2024

REVENUES	$554,419,770
Cost of Revenues	(525,031,207)
Gross Profit	29,388,563
Administrative Expenses	(6,054,341)
Operating Profit	23,334,222
OTHER INCOME (EXPENSE)	
Interest Expense	(6,419,829)
Other Non-Operating Income	4,848,180
Total Other Income (Expense)	**(1,571,649)**
Net Income	21,762,573
Net Income Attributable to Non-Controlling Interests in Consolidated Entities	1,442,756
Net Income Attributable to the Company	**$20,319,817**
Basic and Diluted Earings per Capital Unit	$0.67
Weighted Average Number of Units Outstanding for Calculation of Basic and Diluted Earnings per Capitol Unit	30,411,500

CAPITAL UNITS TRADING HISTORY

Period	Units Traded	Average	High	Low
2024-Q4	44,500	$8.95	$9.00	$8.80
2024-Q3	41,750	$9.13	$9.18	$9.00
2024-Q2	112,500	$9.25	$9.30	$9.20
2024-Q1	43,000	$9.23	$9.50	$9.16

SDSP Capital Units are traded on an alternative trading system, operated by Variable Investment Advisors, Inc. (VIA). Offers to buy or sell capital units can be placed online at www.agstocktrade.com or by calling VIA at 800-859-3018.

For more details regarding SDSP's Capital Units Transfer System, please visit our web site at sdsbp.com, or email memberinfo@sdsbp.com.

- 2 -

HIGH PLAINS PROCESSING PROJECT UPDATE Brady Haberman, Project Manager Construction of the state-of-the-art soybean and sunflower processing facility is progressing as planned. The installation of building siding on several structures has enabled temporary heating, creating a controlled environment that ensures consistent progress throughout the winter months. Structural steelwork and field-fabricated tanks are nearing completion. As exterior construction concludes, interior development is underway. Prefabricated materials, such as pipes and conduits, are arriving by the semi-truckload. By completing pipe and conduit fabrication offsite, we can reduce the onsite workforce, enhance safety, and maintain superior quality control. Most of the processing equipment has been delivered and installed, marking another significant milestone. Additionally, automated equipment, including transmitters, valves, and control panels, have arrived and are being installed. Major infrastructure elements are also advancing. The wastewater forced main, which will connect to the City of Mitchell Sanitary Sewer Plant, is complete and scheduled to be operational this spring. The electrical substation is progressing steadily, with most of the structural steel in place and key components being installed, which will also be operational in late spring / early summer. On the rail side, a portion of the total track was constructed this fall to facilitate material deliveries by rail. With the majority of rail materials now onsite, crews are actively constructing the three-track rail loop. Looking ahead to spring, efforts will focus on completing underground work and paving activities around the facility. Our onsite teams will continue completing the nearly 14 miles of process piping and 10 miles of conduit and wire. Preparations for the commissioning phase are underway, with plans to start up various process areas to ensure a smooth transition to operations. The process control systems are being developed, with portions already undergoing testing with our automation integrator. This critical step involves testing process automation, operational efficiencies, and safety interlocks to ensure seamless plant operations. Approximately 350 tradespeople are working daily to bring the facility to life. By the end of 2024, the project had accumulated over 725,000 man-hours—a testament to the effort and coordination required to keep the project moving forward. The project remains on schedule, and we are excited to see the final stages take shape as we approach the planned startup in fall 2025. - 3 - COMING SOON! HIGH PLAINS PROCESSING NEW CROP SOYBEAN BID STAY TUNED TO WWW.HPPSD.COM We look forward to doing business with you.

100 Caspian Ave PO Box 500 Volga, SD 57071 JUST STEPS AWAY! For those that interact in-person with our administrative teams, you will experience the same amazing customer service just steps from our prior location. See the map below to reference our customer entrance. The new office will not be receiving any truck traffic. Signs will be posted at the kiosks with helpful contact information. old admin building new admin building WASHINGTON RD. C A S P IA N A V E. B R IT TA N Y A V E. South Dakota Soybean Processors (SDSP) is currently in discussions regarding a potential USDA grant aimed at promoting sustainable agriculture and strengthening the supply chain from farmers to consumers. This initiative is part of a broader project focused on promoting sustainable agriculture and strengthening the supply chain, supported through USDA funding for climate- smart commodities. However, agreements are still in progress, and details will be shared once they are finalized. The grant provides per-acre incentives to producers who implement practices that reduce greenhouse gas emissions, enhance carbon sequestration, and improve soil health. Eligible practices include crop rotation, no-till or reduced-till farming, cover cropping, and nutrient management. Producers who adopt at least one of these practices will qualify for these incentives. Further details on eligibility and requirements will be provided soon. Participating producers would contribute to environmental sustainability while adding value to their crops. SDSP would market these climate-smart soybeans to meal customers, ensuring the benefits are recognized throughout the supply chain. As the processor of soybeans for the project, SDSP will utilize its extensive network of meal customers to promote and develop low-carbon meal opportunities. The project will be overseen by a leading organization responsible for its implementation, coordination, and maintenance, while a partner would provide tracking and traceability of climate-smart commodities from the field through processing and to customers, ensuring full participation in climate-smart programs. Agriculture is evolving, and SDSP envisions a future where producers are rewarded for their sustainable farming practices. Participation in this grant would help develop the necessary processes and procedures to expand climate-sm rt opportunities. SDSP is committed to staying ahead of the curve to support producers in achieving maximum profitability. EXPLORING USDA GRANT FOR SUSTAINABLE AGRICULTURE AND CLIMATE-SMART COMMODITIES Andy Carlson, VP Engine ring